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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                              (AMENDMENT NO.     )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                WATERLINK, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

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

                                WATERLINK, INC.
                         1350 Euclid Avenue, 10th Floor
                             Cleveland, Ohio 44115
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 16, 2001
                            ------------------------

To Our Stockholders:

     The annual meeting of stockholders of Waterlink, Inc. will be held in the lower level small conference room at the Renaissance Center located at 1350 Euclid Avenue, Cleveland, Ohio, 44115 on May 16, 2001 at 10:00 a.m., local time, for the following purposes:

     1. To elect three Class I directors to serve until the 2004 annual meeting of stockholders and until their respective successors are elected and qualified.

     2. To transact such other business as may properly come before the annual meeting and any adjournments thereof.

     The foregoing matters are described in more detail in the proxy statement which follows.

     The board of directors of Waterlink has fixed the close of business on April 16, 2001 as the record date for determining stockholders entitled to notice of, and to vote at, the annual meeting and any adjournments thereof. A copy of Waterlink's annual report on Form 10-K for the fiscal year ended September 30, 2000 is enclosed.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. PROXIES ARE REVOCABLE AT ANY TIME PRIOR TO THEIR BEING VOTED BY WRITTEN NOTICE TO THE SECRETARY OF WATERLINK OR BY APPEARANCE AT THE ANNUAL MEETING TO VOTE IN PERSON AND GIVING NOTICE OF SUCH REVOCATION.

                                          By Order of the Board of Directors

                                          DONALD A. WEIDIG, Secretary

April 18, 2001

                                WATERLINK, INC.
                         1350 Euclid Avenue, 10th Floor
                             Cleveland, Ohio 44115
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 16, 2001
                            ------------------------

                                  INTRODUCTION

     This proxy statement is being furnished to stockholders of Waterlink, Inc. in connection with the solicitation by the board of directors of Waterlink of proxies for the annual meeting of stockholders of Waterlink to be held at 10:00 a.m., local time, on Wednesday, May 16, 2001, in the lower level small conference room at the Renaissance Center located at 1350 Euclid Avenue, Cleveland, Ohio, 44115. The enclosed proxy is solicited on behalf of the board of directors of Waterlink.

     Shares cannot be voted at the meeting unless the stockholder is present in person or represented by proxy. All shares represented by properly executed proxies received by the board of directors pursuant to this solicitation will be voted in accordance with the stockholder's directions specified on the enclosed proxy. If no directions have been specified by marking the appropriate squares on the proxy, the shares will be voted in accordance with the board of directors' recommendations. A stockholder signing and returning a proxy has the power to revoke it at any time prior to its exercise by delivering to Waterlink a later dated proxy or by giving notice to Waterlink in writing or in open meeting, but without affecting any vote previously taken.

     The holders of a majority of the outstanding shares of Waterlink common stock, present in person or represented by proxy and entitled to vote, constitute a quorum for the transaction of all business at the meeting. Abstentions and broker non-votes are included in determining if a quorum is present at the meeting.

     Only stockholders of record at the close of business on April 16, 2001 are entitled to vote at the meeting. As of April 16, 2001, there were issued and outstanding 19,659,694 shares of Waterlink common stock. Each share is entitled to one vote and cumulative voting is not permitted. A list of stockholders of record entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting, for a period of 10 days prior to the meeting, during normal business hours at the offices of Waterlink, 1350 Euclid Avenue, 10th Floor, Cleveland, Ohio. The list will also be available at the meeting.

     Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. As to all other matters, an affirmative vote of a majority of the shares present and voting at the meeting is required for approval, provided that a majority of the issued and outstanding shares entitled to vote on the proposal cast their vote. Abstentions from voting will have the same effect as voting against the proposals.

     This proxy statement and the enclosed proxy were first mailed to stockholders on or about April 18, 2001.

                             COMMON STOCK OWNERSHIP

     The following table sets forth the beneficial ownership of Waterlink common stock as of February 28, 2001 by the executive officers of Waterlink, each of the directors and nominees of Waterlink and all executive officers, directors and nominees of Waterlink as a group, as well as by each person known by Waterlink to be the beneficial owner of more than 5% of Waterlink common stock. Beneficial ownership includes shares of Waterlink common stock subject to options, warrants, rights, or similar obligations exercisable within 60 days of the date of determination for purposes of computing the percentage of the person or group holding such options or warrants. Except as noted, each stockholder has sole voting power and sole investment power with respect to all shares beneficially owned by that stockholder. The percentage computations are based on 19,659,694 shares outstanding. An asterisk indicates less than one percent of shares outstanding.

                                                              SHARES OF WATERLINK
                                                                 COMMON STOCK         PERCENT
                      NAME AND ADDRESS                           BENEFICIALLY        OF SHARES
                    OF BENEFICIAL OWNER                              OWNED             OWNED
                    -------------------                       -------------------    ---------
State of Wisconsin Investment Board.........................       3,579,500(1)        18.21%
P.O. Box 7842
Madison, WI 53707
Brantley Venture Partners III, L.P..........................       2,454,459(2)        12.26%
20600 Chagrin Blvd
Suite 1150
Cleveland, OH 44122
Sanders Morris Harris Inc...................................       1,717,493(3)         8.71%
3100 Texas Commerce Tower
Houston, TX 77002
T. Rowe Price Associates, Inc...............................       1,671,750(4)         8.50%
100 East Pratt St
Baltimore, MD 21202
CID Equity Capital V, L.P...................................       1,153,000(5)         5.85%
One American Square
Suite 2850
Indianapolis, IN 46282
Dimensional Fund Advisors Inc...............................       1,015,200(6)         5.16%
1299 Ocean Avenue
11th Floor
Santa Monica, CA 90401
Environmental Opportunities Fund, L.P.......................         676,000(7)         3.43%
3100 Texas Commerce Tower
Houston, TX 77002
Theodore F. Savastano(8)....................................       1,009,164(9)(10)     5.10%
T. Scott King...............................................         344,318(9)(10)     1.72%
Mark E. Brody...............................................          25,000(10)           *
Robert P. Pinkas............................................       2,560,209(10)(11)   12.73%
John R. Miller..............................................          11,750(10)           *

                                                              SHARES OF WATERLINK
                                                                 COMMON STOCK         PERCENT
                      NAME AND ADDRESS                           BENEFICIALLY        OF SHARES
                    OF BENEFICIAL OWNER                              OWNED             OWNED
                    -------------------                       -------------------    ---------
John T. Hackett.............................................       1,153,000(12)        5.85%
Dr. R. Gary Bridge..........................................          10,750(10)           *
B. Bruce Cummings...........................................          67,500(13)           *
Kenneth Ch'uan-k'ai Leung...................................       1,717,493(14)        8.71%
Michael J. Vantusko(15).....................................         116,225(9)(10)        *
All directors, nominees and executive officers as a group
  (10 persons)..............................................       7,015,409(16)       33.78%

---------------

 (1) Based on information provided by the stockholder on March 27, 2001.

 (2) Includes warrants to purchase 354,459 shares of Waterlink common stock held by Brantley Capital Corporation, an affiliate of Brantley Venture Partners III, L.P. Robert P. Pinkas, a director of Waterlink, is managing general partner of Brantley Venture Partners III, L.P. and has sole voting and investment power with respect to these shares.

 (3) Includes shares, including the 51,000 warrants referred to in footnote 7 below, which are held by Environmental Opportunities Fund, L.P., which Sanders Morris Harris Inc. controls. The remaining 1,041,493 shares were purchased for certain of Sanders Morris Harris Inc.'s discretionary accounts as to which Sanders Morris Harris Inc. has sole voting and investment power. Mr. Leung, a nominee for director of Waterlink, is a Managing Director of Sanders Morris Harris Inc. and has sole voting and investment power with respect to these shares.

 (4) Based on its filing on Form 13G/A dated February 14, 2001. T. Rowe Price Associates, Inc. has sole voting power with respect to 16,800 shares and sole dispositive power with respect to 1,671,750 shares.

 (5) Includes warrants to purchase 53,000 shares of Waterlink common stock. John
     T. Hackett, a director of Waterlink, is managing general partner of CID Equity Capital V L.P.

 (6) Based on information provided by the stockholder on March 21, 2001. Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possesses both investment and voting power over 1,015,200 shares of Waterlink common stock as of December 31, 2000. The Portfolios own all such securities and Dimensional disclaims beneficial ownership of such securities.

 (7) Includes warrants to purchase 51,000 shares of Waterlink common stock. Mr. Leung, a nominee for director of Waterlink, is the Chief Investment Officer of Environmental Opportunities Fund, L.P. and has sole voting and investment power with respect to these shares.

 (8) Mr. Savastano's business address is 6657 Frank Avenue, NW, North Canton, Ohio 44720. In January 2001 Mr. Savastano resigned from the board of directors. Mr. Savastano's information is based on the most current information available to Waterlink.

 (9) Includes warrants to purchase the indicated shares of Waterlink common stock:

    Theodore F. Savastano......................................    16,364
    T. Scott King..............................................    10,909
    Michael J. Vantusko........................................     5,455

(10) Includes options for the indicated option holder to purchase the indicated shares of Waterlink common stock, which options are fully vested:

    Theodore F. Savastano.....................................    100,000
    T. Scott King.............................................    307,500
    Mark E. Brody.............................................     25,000
    Robert P. Pinkas..........................................    103,750
    John R. Miller............................................      6,750
    Dr. R. Gary Bridge........................................        750
    Michael J. Vantusko.......................................     75,000

(11) Includes shares, including the 354,459 warrants referred to in footnote 2 above, which are held by Brantley Venture Partners III, L.P., of which Mr. Pinkas is managing general partner. Mr. Pinkas's business address is 20600 Chagrin Blvd., Suite 1150, Cleveland, OH 44122.

(12) Includes shares and warrants that are held by CID Equity Capital V L.P., of which Mr. Hackett is managing general partner. Mr. Hackett's business address is One American Square, Suite 2850, Indianapolis, IN 46282.

(13) Mr. Cummings' business address is 922 Kimball Avenue, Westfield, New Jersey 07090.

(14) Includes shares, including the 51,000 warrants referred to in footnote 7 above, which are held by Environmental Opportunities Fund, L.P. and those held by Sanders Morris Harris Inc. Mr. Leung is the Chief Investment Officer of Environmental Opportunities Fund, L.P. and is a Managing Director of Sanders Morris Harris Inc. Mr. Leung's business address is 126 East 56th Street, 24th Floor, New York, NY 10022.

(15) Effective February 1, 2000, Mr. Vantusko resigned as Chief Financial Officer of Waterlink.

(16) Includes options to purchase 618,750 shares of common stock, which are fully vested, and 491,187 warrants (as indicated above). Includes Mr. Savastano and Mr. Vantusko. If such former officers were excluded, the group would consist of 8 persons and would beneficially own 5,895,475 shares of common stock or 29.13%.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires Waterlink's executive officers and directors, and persons who beneficially own more than ten percent of a registered class of Waterlink's equity securities, to file initial reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "Commission"). Such executive officers, directors and greater than ten-percent stockholders also are required by regulations promulgated by the Commission to furnish Waterlink with copies of all Section 16(a) forms they file with the Commission.

     To Waterlink's knowledge, based solely upon a review of such copies of the forms furnished to Waterlink, or written representations that no such forms were required, during the fiscal year ended September 30, 2000, its executive officers, directors and greater than ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements, except for one late report, covering two transactions for T. Scott King.

                                       I.

                             ELECTION OF DIRECTORS

     Pursuant to Waterlink's Certificate of Incorporation and Waterlink's By-Laws, the board of directors is divided into three classes with each director serving a three-year term (after the initial term). The directors of Class I (Messrs. John R. Miller and Theodore F. Savastano) were to hold office until the scheduled annual meeting of stockholders which is expected to be held on May 16, 2001. Mr. Savastano furnished notice to Waterlink of his resignation from the board of directors in January 2001. The directors of Class II (Mr. T. Scott King and Dr. R. Gary Bridge) hold office until the scheduled annual meeting of stockholders which is expected to be held in January 2002, and directors of Class III (Messrs. Robert P. Pinkas and John T. Hackett) hold office until the scheduled annual meeting of stockholders which is expected to be held in January 2003. Stockholders will elect the directors of each Class for three-year terms at the appropriate annual meetings of stockholders. Pursuant to Waterlink's Certificate of Incorporation and Waterlink's By-Laws, on April 16, 2001, the board of directors increased the size of the board to seven and designated the additional director to be a Class I director. Accordingly, three persons are to be elected to serve as Class I directors at the Annual Meeting. The Board has recommended the persons named in the table below as nominees for election as Class I directors. Mr. Miller is presently a director of Waterlink. Messrs. Cummings and Leung are not presently directors of Waterlink but have agreed to serve if elected.

     Unless otherwise directed, all proxies (unless revoked or suspended) will be voted for the election of the three nominees for director set forth below. If, for any reason, any nominee is unable to accept such nomination or to serve as a director, an event not currently anticipated, the persons named as proxies reserve the right to exercise their discretionary authority to substitute such other person or persons, as the case may be, as a substitute nominee, or the Board has the authority to reduce the number of management nominees to such extent as they shall deem advisable. Waterlink is not aware of any reason why any nominee should become unavailable for election, or if elected, should be unable to serve as a director. Set forth below is certain information with respect to the nominees.

     The following information is derived from information supplied by the directors and nominees and is presented with respect to the nominees for election as directors of Waterlink in Class I to serve for a term of three years and until the election and qualification of their respective successors, and for the directors in Classes II and III whose terms expire at the annual meeting of stockholders occurring with respect to Waterlink's 2001 and 2002 fiscal years, respectively, and until the election and qualification of their respective successors.

NOMINEES FOR DIRECTOR WHOSE TERM EXPIRES IN 2004 (CLASS I)

                                                                                      HAS BEEN A
                                                                  AGE (AS OF          DIRECTOR OF
                      NAME OF NOMINEE                         FEBRUARY 28, 2001)    WATERLINK SINCE
                      ---------------                         ------------------    ---------------
John R. Miller..............................................          63                 1997
B. Bruce Cummings...........................................          61                   --
Kenneth Ch'uan-k'ai Leung...................................          56                   --

                              DIRECTORS WHOSE TERM
                       CONTINUES AFTER THE ANNUAL MEETING

DIRECTORS WHOSE TERM EXPIRES IN 2002 (CLASS II)

                                                                                      HAS BEEN A
                                                                  AGE (AS OF          DIRECTOR OF
                      NAME OF DIRECTOR                        FEBRUARY 28, 2001)    WATERLINK SINCE
                      ----------------                        ------------------    ---------------
T. Scott King...............................................          48                 1998
Dr. R. Gary Bridge..........................................          57                 2000

DIRECTORS WHOSE TERM EXPIRES IN 2003 (CLASS III)

                                                                                      HAS BEEN A
                                                                  AGE (AS OF          DIRECTOR OF
                      NAME OF DIRECTOR                        FEBRUARY 28, 2001)    WATERLINK SINCE
                      ----------------                        ------------------    ---------------
Robert P. Pinkas............................................          47                 1994
John T. Hackett.............................................          68                 2000

     John R. Miller was elected to the Board in March 1997. Mr. Miller is Chairman and Chief Executive Officer of Petroleum Partners, Inc., a company formed to provide outsourcing services to the petroleum industry. From 1988 to 2000, Mr. Miller was Chairman and Chief Executive Officer of TBN Holdings Inc., a buyout firm. He was President, Chief Operating Officer and a director of The Standard Oil Company from 1980 to 1986. Mr. Miller also formerly served as Chairman of the Federal Reserve Bank of Cleveland. Mr. Miller serves on the board of directors of Eaton Corporation, a global diversified industrial manufacturer, and of Cambrex Corporation, a global supplier of products to the life science industry.

     B. Bruce Cummings is a nominee for Director of Waterlink. Mr. Cummings has been President of Elben L.L.C., a private company providing corporate finance advisory services, since 1999. From 1987 to the end of 1999 Mr. Cummings was a Managing Director of Investment Banking of Salomon Smith Barney, an investment banking firm, responsible for corporate financing activities with environmental services, engineering/construction, and specific consolidation/roll-up companies. Mr. Cummings also serves as Chairman and a director of Capital Environmental Resources, Inc. and as a director of Gundle/SLT Environmental, Inc.

     Kenneth Ch'uan-k'ai Leung is a nominee for Director of Waterlink. Mr. Leung has been a Managing Director of Sanders Morris Harris Inc. since March 1995 and Chief Investment Officer of the Environmental Opportunities Fund, L.P. since January 1996 and of Environmental Opportunities Fund II, L.P. since June 1998. Mr. Leung serves on the board of directors of Zahren Alternative Power Corporation; Avista Resources, Inc.; Synagro Technologies, Inc.; Northstar Passenger Services, Ltd.; U.S. Plastic Lumber Corporation; and SystemOne Technologies, Inc.

     T. Scott King was elected President and Chief Executive Officer of Waterlink effective June 8, 1998 and was elected to the Board on June 18, 1998. Prior to joining Waterlink, Mr. King served as President and General Manager, Consumer Brands Division of The Sherwin-Williams Company since February 1992. Prior thereto, Mr. King served as Vice President, Director of Sales and Marketing, Consumer Division since June 1987.

     Dr. R. Gary Bridge was elected to serve as a Director in January 2000. Since 1995, Dr. Bridge has been Vice President, Worldwide Market Intelligence and Planning, of International Business Machines Corporation. For the twenty-three years preceding 1995, Dr. Bridge was a professor of psychology at Columbia University. From 1985 to 1995, Dr. Bridge also was President of Bridge Group Inc., a consulting practice specializing in quantitative research.

     Robert P. Pinkas, a Director since the inception of Waterlink and Chairman of the Board since January 20, 2000, is Chairman of the Board, Chief Executive Officer, Treasurer and a director of Brantley Capital Corporation, a closed-end, non-diversified investment company, and Chairman of the Board, Chief Executive Officer, Treasurer and a manager of Brantley Capital Management, L.L.C., an investment adviser. Mr. Pinkas also serves as managing general partner of Brantley Venture Partners, a venture capital firm that makes investments through its various partnership funds. Mr. Pinkas founded and has been affiliated with the Brantley entities for more than the past five years. Additionally. Mr. Pinkas is a director of Quad Systems Corporation, Gliatech, Inc. and Pediatric Services of America, Inc.

     John T. Hackett was elected to serve as a Director in January 2000. Since 1991, Mr. Hackett has been a Managing General Partner of CID Equity Partners, L.P., a venture capital firm. Mr. Hackett also serves as a director of Ball Corporation, Irwin Financial Corporation, Meridian Mutual Insurance Group Inc. and Wabash National Corporation.

                      INFORMATION RELATING TO NON-DIRECTOR
                         EXECUTIVE OFFICER OF WATERLINK

     Mark E. Brody, 39, a certified public accountant, joined Waterlink on February 1, 2000 as Chief Financial Officer. Prior to joining Waterlink, Mr. Brody served since 1999 as Executive Vice President and Chief Financial Officer of Anthony & Sylvan Pools Corporation. Prior thereto, beginning in 1997 Mr. Brody was Vice President - Finance for Anthony & Sylvan's former parent company, Essef Corporation, a water treatment and swimming pool equipment company. Prior to Essef, Mr. Brody was Vice President and Chief Financial Officer for Sudbury, Inc., a manufacturing company, since 1987.

                       INFORMATION RELATING TO THE BOARD
                OF DIRECTORS AND CERTAIN COMMITTEES OF THE BOARD

     During the fiscal year ended September 30, 2000, the Board held nine meetings. Waterlink has an Audit Committee, Compensation Committee and a Nominating Committee. During the fiscal year ended September 30, 2000, Messrs. John R. Miller, Robert P. Pinkas and John T. Hackett (Chairman) served on the Audit Committee; Messrs. John R. Miller, Robert P. Pinkas (Chairman) and Dr. R. Gary Bridge served on the Compensation Committee; and Messrs. John T. Hackett, Theodore F. Savastano and Dr. R. Gary Bridge (Chairman) served on the Nominating Committee. Each of the directors attended 75% or more of all meetings of the Board and of its committees of which he was a member.

AUDIT COMMITTEE

     The Audit Committee acts as a liaison between Waterlink's independent auditors and the Board, reviews the scope of the annual audit and the management letter associated therewith, reviews Waterlink's annual and quarterly financial statements and reviews the sufficiency of Waterlink's internal accounting controls. The Audit Committee held two meetings during fiscal 2000.

COMPENSATION COMMITTEE

     The general functions of the Compensation Committee include approval (or recommendation to the Board) of the compensation arrangements for senior management, directors and other key employees, review of benefit plans in which officers and directors are eligible to participate and periodic review of the equity compensation plans of Waterlink and the grants under such plans. The Compensation Committee administers the 1997 Omnibus Incentive Plan of Waterlink, the 1995 Stock Option Plan of Waterlink, the 1997 Non-Employee Director Stock Option Plan and the Employee Stock Purchase Plan of Waterlink. The Compensation Committee held one meeting during fiscal 2000.

NOMINATING COMMITTEE

     The Nominating Committee makes recommendations concerning the organization, size and composition of the Board and its committees, proposes nominees for election to the Board and its committees and considers the qualifications, compensation and retirement of directors. The Nominating Committee held one meeting during fiscal 2000. The Nominating Committee will consider nominations of persons for election as directors that are submitted by stockholders in writing in accordance with requirements set forth in Waterlink's By-Laws.

DIRECTOR REMUNERATION

     Directors who are employees of Waterlink receive no compensation, as such, for service as members of the Board or any committees of the Board.

     Directors who are not employees of Waterlink receive an annual retainer of $10,000, payable in equal quarterly installments. In addition, non-employee directors receive compensation of $750 for each meeting of the Board (in excess of the regularly scheduled meetings) or any committee of the Board attended by them (other than with respect to any meetings of any committee on a day on which the Board also meets), and compensation of $250 for each additional telephonic meeting of the Board or any committee of the Board. All directors are reimbursed for out of pocket expenses incurred in attending meetings of the Board or committees and for other expenses incurred in their capacity as directors.

     In addition, directors who are not employees of Waterlink receive for each year of service on the Board, options under Waterlink's 1997 Non-Employee Director Stock Option Plan (the "'Director Plan"). The per share exercise price of options granted under the Director Plan is the fair market value of the Common Stock on the date of grant. The exercise price of options granted under the Director Plan is payable in cash or in shares of Common Stock valued at fair market value at the time of exercise, or a combination of cash and shares; however, Waterlink may establish "cashless exercise" procedures, subject to applicable laws, rules and regulations, pursuant to which a director may exercise an option and arrange for a simultaneous sale of the underlying Common Stock, with the exercise price being paid from the proceeds of such sale. Options granted under the Director Plan will expire ten years after the date of grant, subject to earlier termination, and may be exercised as follows: 25% after one year from the date of grant, 50% after two years from the date of grant, 75% after three years from the date of grant and 100% after four years from the date of grant.

     Mr. Miller and Dr. Bridge were each granted an option to purchase 3,000 shares of common stock in connection with his election to the Board. In addition, on May 23rd of each year, the anniversary of the date the Director Plan became effective, each of Waterlink's then non-employee directors who have served as directors for at least six months are automatically granted an option to purchase 5,000 shares of Common Stock. Mr. Hackett was unable to receive a grant of an option to purchase 3,000 shares of common stock in connection with his election to the Board. In lieu thereof, Waterlink issued warrants to purchase 3,000 shares of common stock to

CID Equity Capital V, L.P., of which Mr. Hackett is managing general partner, under substantially the same terms and conditions as the options granted to directors under the Director Plan.

     The Director Plan is administered by the Compensation Committee. The principal terms of the option grants are set forth in the Director Plan. Therefore, the Compensation Committee has no discretion to select which directors receive options, the number of shares of common stock subject to options or the exercise price of options.

RECOMMENDATION

          The Board recommends a vote FOR each of the three nominees.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees Waterlink's financial reporting process on behalf of the Board of Directors. All members of the Audit Committee are independent as defined in Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards. Management has the primary responsibility for the consolidated financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements included in the Annual Report on Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Waterlink's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees). In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and Waterlink including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, (titled "Independence Discussions with Audit Committees") and considered the compatibility of nonaudit services with the auditors' independence.

     The Audit Committee discussed with Waterlink's independent auditors the overall scope and plan for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of Waterlink's internal controls, and the overall quality of Waterlink's financial reporting. The Audit Committee held two meetings during the fiscal year ended September 30, 2000, which were attended by all members.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2000 for filing with the Commission. In addition, the Audit Committee, through its Chairman, reviewed the quarterly results for the second and third quarters of fiscal 2000 prior to public release.

     The Audit Committee also adopted on April 18, 2000 its charter in light of the "Blue Ribbon Committee Report" concerning audit committees and the rules adopted by the Commission and The New York Stock Exchange. The Charter of the Audit Committee of the Board of Directors is attached hereto as Exhibit A.

                                          MEMBERS OF THE COMMITTEE
                                          JOHN T. HACKETT, Chairman
                                          JOHN R. MILLER
                                          ROBERT P. PINKAS

                              INDEPENDENT AUDITORS

     The independent accounting firm of Ernst & Young LLP has acted as Waterlink's independent auditors since Waterlink's inception and has been selected as the independent auditors for the current year. Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will be available to respond to appropriate questions.

AUDIT FEES

     The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of Waterlink's annual consolidated financial statements for the fiscal year ended September 30, 2000 and reviews of the consolidated financial statements included in Waterlink's Forms 10-Q for the fiscal year ended September 30, 2000 totaled $245,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Ernst & Young LLP provided no professional services of this nature to Waterlink during the fiscal year ended September 30, 2000.

ALL OTHER FEES

     The aggregate fees billed for services rendered to Waterlink by Ernst & Young LLP, other than for audit services, totaled $226,000 for the fiscal year ended September 30, 2000.

EXECUTIVE COMPENSATION

     The following table presents information regarding compensation we paid to our chief executive officer and our other executive officers whose salary and bonus together exceeded $100,000 in fiscal 2000. We refer to these individuals collectively as the "Named Executive Officers." The compensation described in the table does not include benefits which are generally available to all our salaried employees and perquisites and other personal benefits which do not exceed the lesser of $50,000 or 10% of the officer's salary and bonus shown in the table.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                                             COMPENSATION AWARDS
                                         ANNUAL COMPENSATION               ------------------------
                               ----------------------------------------    RESTRICTED    SECURITIES
      NAME AND                                           OTHER ANNUAL        STOCK       UNDERLYING       ALL OTHER
 PRINCIPAL POSITION    YEAR    SALARY($)    BONUS($)    COMPENSATION($)    AWARDS($)     OPTIONS(#)    COMPENSATION($)
 ------------------    ----    ---------    --------    ---------------    ----------    ----------    ---------------
T. Scott King(1)       2000    $304,667     $    --               --          --          180,000               --
Chief Executive        1999    $300,000     $    --               --          --          125,000         $  1,606(5)
Officer and President  1998    $108,750     $50,000(2)            --          --          400,000         $  1,004(5)
Mark E. Brody          2000    $123,333(3)  $50,000(4)            --          --          100,000         $    956(5)
Chief Financial
  Officer              1999    $     --     $    --               --          --               --               --
                       1998    $     --     $    --               --          --               --               --
Theodore F.
  Savastano(6)         2000    $ 66,667     $    --               --          --               --         $173,333(7)
Former Chairman of
  the                  1999    $240,000     $    --               --          --               --               --
Board of Directors     1998    $240,000     $45,000(10)           --          --               --               --
Michael J.
  Vantusko(8)          2000    $ 54,333     $    --               --          --               --         $ 75,833(9)
Former Chief
  Financial            1999    $187,500     $    --               --          --           75,000         $  1,757(5)
Officer                1998    $162,500     $40,000(10)           --          --           20,000         $  1,425(5)

---------------

 (1) The Board elected Mr. King to be our president and chief executive officer effective June 8, 1998. Salary and other compensation for 1998 represent amounts from June 8, 1998 through September 30, 1998. For terms of Mr. King's compensation, see "Employment Agreements," below.

 (2) Mr. King's employment agreement provided for a bonus of $50,000 upon signing. No other bonus amount was earned by or paid to Mr. King during fiscal 1998.

 (3) The amount shown represents salary from February 1, 2000, the date Mr. Brody began working for Waterlink through September 30, 2000. For terms of Mr. Brody's compensation, see "Employment Agreements," below.

 (4) Mr. Brody's employment agreement provided for a minimum bonus of $50,000 for the year ended September 30, 2000. No other bonus amount was earned or paid to Mr. Brody during fiscal 2000.

 (5) The amounts shown represent Waterlink "match" payment relating to our 401(k) Plan.

 (6) Effective January 20, 2000, Mr. Savastano retired as chairman of the board of directors of Waterlink. The amount shown as salary does not reflect severance compensation to Mr. Savastano during 2000 as described in footnote 7 below.

 (7) Represents payments made in accordance with his employment agreement of May 23, 1997 and with the agreement entered into on October 25, 1999 in connection with his retirement as chairman of the board of directors of Waterlink effective January 20, 2000.

 (8) Effective February 1, 2000, Mr. Vantusko resigned as chief financial officer of Waterlink. The amount shown as salary does not reflect severance compensation to Mr. Vantusko during 2000 as described in footnote 9 below.

 (9) Represents payments of $75,000 made in accordance with his employment agreement of May 23, 1997 and with the agreement entered into on January 20, 2000 in connection with his resignation as chief financial officer of Waterlink, and $833 which represents the Waterlink "match" payment relating to our 401(k) Plan.

(10) In January 1998 bonus payments were made which represent deferred payments in connection with our initial public offering. No other bonus amounts were earned or paid to these individuals during fiscal 1998.

STOCK OPTION GRANTS

     The following table designates each grant of stock options made to the Named Executive Officers during fiscal 2000. The per share exercise price of options granted under our stock option plans is the fair market value of the Waterlink common stock on the date of grant. Waterlink has not yet granted stock appreciation rights, or SARs. Amounts under the column heading "Potential Realizable Value..." represent hypothetical gains that could be achieved for the options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the Commission and do not represent our estimate or projection of future Waterlink common stock price growth. These amounts represent assumed rates of appreciation in the value of our common stock from the fair market value on the date of grant. Actual gains, if any, are dependent on the actual future performance of our common stock which will benefit all stockholders.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                           POTENTIAL REALIZABLE
                                                                                                 VALUE AT
                                                  INDIVIDUAL GRANTS                           ASSUMED ANNUAL
                               --------------------------------------------------------      RATES OF STOCKS
                               NUMBER OF      PERCENT OF                                    PRICE APPRECIATION
                               SECURITIES    TOTAL OPTIONS                                   FOR OPTION TERM
                               UNDERLYING     GRANTED TO      EXERCISE OF                  --------------------
                                OPTIONS        EMPLOYEES      BASE PRICE     EXPIRATION
            NAME               GRANTED(#)     FISCAL YEAR       ($/SH)          DATE        5%($)       10%($)
            ----               ----------    -------------    -----------    ----------    --------    --------
T. Scott King                   125,000          18.9%          $3.125        1/20/10      $245,662    $622,556
T. Scott King                    55,000           8.3%          $ 3.00         2/1/10      $103,768    $262,968
Mark E. Brody                   100,000          15.1%          $3.125        1/20/10      $196,530    $498,045

STOCK OPTION EXERCISES

     The following table describes exercises of stock options during fiscal 2000 by each of the Named Executive Officers and their stock options outstanding as of September 30, 2000. Waterlink has not granted stock appreciation rights. None of the outstanding stock options are "in-the-money" since the exercise price of all options are in excess of the market price for Waterlink common stock on September 30, 2000.

               AGGREGATED OPTION EXERCISE IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                     NUMBER OF SECURITIES           VALUE OF
                                                                          UNDERLYING               UNEXERCISED
                                                                          UNEXERCISED             IN-THE-MONEY
                                                                       OPTIONS AT FISCAL             OPTIONS
                                         SHARES                           YEAR-END(#)         AT FISCAL YEAR-END($)
                                       ACQUIRED ON       VALUE          EXERCISABLE(E)          UNEXERCISABLE (U)
                NAME                   EXERCISE(#)    REALIZED($)      UNEXERCISABLE(U)          EXERCISABLE(E)
                ----                   -----------    -----------    ---------------------    ---------------------
T. Scott King                              --             --                231,250(E)            --     (E)
                                                                            473,750(U)            --     (U)
Mark E. Brody                              --             --               --      (E)            --     (E)
                                                                            100,000(U)            --     (U)
Theodore F. Savastano                      --             --                100,000(E)            --     (E)
                                                                           --      (U)            --     (U)
Michael J. Vantusko                        --             --                 75,000(E)            --     (E)
                                                                           --      (U)            --     (U)

EMPLOYMENT AGREEMENTS

     Mr. King entered into an employment agreement with Waterlink in 1998, which was subsequently amended in January 2000 and May 2000, which provides for him to serve as president and chief executive officer for an initial term of three years subject to automatic one-year extensions on each anniversary of the agreement until mandatory retirement at age 65. He was paid an initial annual base salary of $300,000, which was increased to $310,000 on January 20, 2000. Mr. King participates in Waterlink's annual incentive bonus plan which entitles him to earn annually an amount ranging from zero to 150% of his base salary if performance goals established by the board of directors are achieved. He was also paid a $50,000 signing bonus. If Mr. King's employment is terminated without cause or if he terminates his employment for good cause, he will receive in forty-eight semi-monthly installments an amount equal to two times the sum of
(i) his base salary in effect when terminated and (ii) a bonus payment equal to his then current base salary. If Mr. King's employment is terminated due to a change in control, he will receive a lump-sum amount equal to (a) two times the sum of (i) his base salary in effect at the date of the change in control and
(ii) a bonus payment equal to his then current base salary, plus (b) $250,000. If any of the payments payable to Mr. King under these circumstances are "excess parachute payments" for federal tax purposes, Mr. King is to be paid an additional amount to offset any tax payable with respect to the excess parachute payment and the additional payment. He is also restricted from competing with Waterlink during the term of his agreement and for 24 months following its termination. Mr. King was granted options to purchase 400,000 shares of Waterlink common stock at $7.625, which was then the fair value. Those options vest in four equal installments beginning on May 21, 1999 subject to acceleration. In March 2001, Mr. King relinquished his rights to outstanding options to purchase 705,000 shares of Waterlink common stock.

     Mr. Brody entered into an agreement with Waterlink on January 20, 2000, which was subsequently amended in May 2000, which provides for him to serve as chief financial officer for an initial term of two years subject to automatic one-year extensions on each anniversary of the agreement. He is paid an annual base salary of $185,000. Mr. Brody participates in Waterlink's annual incentive plan which entitles him to earn annually an amount ranging from zero to 150% of his base salary if performance goals established by the board of directors are achieved. The bonus amount with respect to the fiscal year ended September 30, 2000 was not to be less than $50,000. If Mr. Brody's employment is terminated without cause or if he terminates his employment for good cause, he will receive in thirty-six semi-monthly installments an amount equal to one and one-half times the sum of (i) his base salary in effect when terminated and (ii) a bonus payment equal to his then current base salary. If Mr. Brody's employment is terminated due to a change in control, he will receive a lump-sum amount equal to (a) one and one-half times the sum of (i) his base salary in effect at the date of the change in control and (ii) a bonus payment equal to his then current base salary, plus (b) $125,000. If any of the payments payable to Mr. Brody under these circumstances are "excess parachute payments" for federal tax purposes, Mr. Brody is to be paid an additional amount to offset any tax payable with respect to the excess parachute payment and the additional payment. He is also restricted from competing with Waterlink during the term of his agreement and for 18 months following its termination. Mr. Brody was granted options to purchase 100,000 shares of Waterlink common stock at $3.125 per share, which was then the fair value. This option vests in four equal annual installments beginning on January 20, 2001, subject to acceleration.

     In October 1999, Waterlink entered into an agreement with Theodore F. Savastano in connection with his retirement as chairman of the board of directors. Pursuant to the agreement, Mr. Savastano's retirement became effective on January 20, 2000, the date of Waterlink's annual meeting of stockholders related to the fiscal year ended September 30, 1999. The agreement provided for Mr. Savastano (i) to receive $480,000 in forty-eight equal semi-monthly installments (which equaled Waterlink's payment obligation pursuant to his then existing employment agreement), (ii) to retain certain standard executive employee medical and similar benefits through the earlier of October 31, 2002 or the date upon which Mr. Savastano commences full-time employment, and (iii) to extend the period for which his then 100,000 fully-vested stock options, with an exercise price of $4.40, to the second anniversary of his retirement date, subject to certain agreed-upon volume limitations. The agreement also requires that Mr. Savastano maintain as confidential certain information as to which he had access during his employment with Waterlink and restricts Mr. Savastano from competing with Waterlink for 24 months following January 20, 2000. Previously to the aforementioned October 1999 agreement, Mr. Savastano entered into an employment agreement with Waterlink in 1997 which provided for him to serve as chairman of the board for an initial term of three years subject to automatic one-year extensions on each anniversary of the agreement until mandatory retirement at age 65, and was paid an annual base salary of $240,000. Under that agreement, Mr. Savastano participated in Waterlink's annual incentive bonus plan which entitled him to earn annually an amount ranging from zero to 150% of his base salary if performance goals established by the board of directors were achieved. Also under that agreement, if Mr. Savastano's employment was terminated without cause or if he terminated his employment for good cause, he would receive an amount equal to the present value of twice the sum of his base salary in effect when terminated and the annual bonus paid to him for that fiscal year if calculable, and if not calculable, then the bonus paid to him with respect to the prior fiscal year. If the payment was as a result of a change of control and the termination occurs within one year of the change of control, the amount payable to Mr. Savastano would be paid in a lump sum. In either event, if the amounts payable to Mr. Savastano were "excess parachute payments" for federal tax purposes, Mr. Savastano would be paid an additional amount to offset any taxes payable with respect to the excess parachute payment and the additional payment. He was also restricted from competing with Waterlink during the term of his agreement and for 24 months following its termination.

     On January 31, 2000, Waterlink entered into an agreement with Michael J. Vantusko in connection with his resignation as chief financial officer. Pursuant to the agreement, Mr. Vantusko's resignation became effective on February 1, 2000. The agreement provided for Mr. Vantusko to provide consulting services through May 31, 2000, at a compensation rate equal to his then current base salary. The agreement also provided for Mr. Vantusko (i) to retain certain standard employee medical and similar benefits through the earlier of May 31, 2000 or the date upon which Mr. Vantusko commences full-time employment, and
(ii) to extend the period for which his then 75,000 fully-vested stock options, with an exercise price of $4.25, to September 30, 2002. The agreement also required that Mr. Vantusko maintain as confidential certain information as to which he had access during his employment with Waterlink and restricts Mr. Vantusko from competing with Waterlink through September 30, 2000. Previous to the aforementioned January 20, 2000 agreement, Mr. Vantusko entered into an agreement with Waterlink in 1997 which provided for him to serve as chief financial officer for an initial term of three years subject to automatic one-year extensions on each anniversary of the agreement, at an annual base salary of $150,000. Mr. Vantusko participated in Waterlink's annual incentive plan which entitled him to earn annually an amount ranging from zero to 150% of his base salary if performance goals established by the board of directors were achieved. Under that agreement, if Mr. Vantusko's employment was terminated without cause or if he terminated his employment for good cause, he would receive an amount equal to the sum of his base salary in effect when terminated and the annual bonus paid to him for that fiscal year if calculable, and if not calculable, then the bonus paid to him with respect to the prior fiscal year. He was also restricted from competing with Waterlink during the term of his agreement and for 12 months following its termination. In 1997, Mr. Vantusko was granted options to purchase 100,000 shares of Waterlink common stock at $11.00 per share, the initial offering price of the Waterlink common stock sold in our initial public offering. This option vested in four equal annual installments beginning on May 23, 1998, subject to acceleration. Effective April 1, 1999, Mr. Vantusko's annual base salary was increased to $200,000.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee's function is, in part, to establish and review Waterlink's arrangements and programs for compensating executive officers, including the Named Executive Officers named in the Summary Compensation Table. The Compensation Committee is composed entirely of directors who are neither officers nor employees of Waterlink.

     Waterlink's executive compensation program is designed to provide competitive compensation and benefit programs that attract and retain capable executives who are integral to the success of Waterlink, reward them for achievement of both short-term and long-term objectives and provide them with an economic incentive to increase stockholder value. The Compensation Committee believes its policies are best implemented by providing compensation comprised of separate components, all of which are designed to motivate executive performance. These components are a salary, short-term incentive compensation (bonus) and long-term incentive compensation (stock options). The bonuses and stock options are in addition to executives' yearly based salaries, which are intended to be competitive with companies which the Compensation Committee believes are comparable to Waterlink.

     In setting executive compensation practices for Waterlink, the Compensation Committee generally compares executive compensation programs with other companies' compensation programs for executives with similar responsibilities and, based on that information, together with an analysis of other relevant factors and on negotiations with the Named Executive Officers, established levels of base salary.

     The Compensation Committee administers the Bonus Plan pursuant to which the executives of Waterlink, including the Named Executive Officers, are entitled to earn, in each year during the term of their employment, bonuses based upon a percentage of their base salary, subject to achievement of certain performance goals and criteria determined by the Compensation Committee. The percentage of an eligible executive's salary that may be earned as a bonus pursuant to the Bonus Plan will vary depending upon the employee's position with Waterlink but generally is not anticipated to exceed 150% of base salary. No bonus amounts under the Bonus Plan were earned or paid during fiscal 2000, with the exception of the $50,000 minimum bonus to Mr. Mark E. Brody in accordance with the terms of his employment agreement.

     The Compensation Committee believes that the grant of stock options aligns the interests of Waterlink's executives with those of its stockholders. The Compensation Committee determines the recipients of stock option grants and the size of grants consistent with these principles, based upon the employee's performance and position with Waterlink. During fiscal 2000, stock options were granted to approximately 352 employees, including executive officers. As of September 30, 2000, approximately 343 employees, including executive officers, held stock options granted by Waterlink. All stock options granted during fiscal 2000 had an exercise price equal to the market value of common stock on the date of grant. Generally, all stock options granted are anticipated to vest over four years, except under limited circumstances.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     T. Scott King's compensation for fiscal 2000 was determined pursuant to an employment agreement entered into contemporaneously with his election as President and Chief Executive Officer of Waterlink effective June 8, 1998, as amended on January 20, 2000 and as further amended on May 21, 2000. Mr. King's compensation, including base salary and bonus compensation, was determined based upon negotiation between Waterlink and Mr. King. Pursuant to Mr. King's employment agreement, he is entitled to earn up to 150% of his base salary pursuant to Waterlink's bonus plan.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Code generally limits the annual tax deduction for applicable remuneration paid to Waterlink's Chief Executive Officer and certain other highly compensated executive officers to $1,000,000. The Compensation Committee does not believe that the applicable remuneration to be paid to Waterlink's executives will exceed the deduction limit set by Section 162(m).

                                          MEMBERS OF THE COMMITTEE
                                          ROBERT P. PINKAS, Chairman
                                          JOHN R. MILLER
                                          DR. R. GARY BRIDGE

                               PERFORMANCE GRAPH

     Set forth below is a graph comparing the percentage change in the cumulative total stockholder return of the Common Stock, the Standard and Poor's 500 Index and a peer group index constructed by Waterlink for the period since the Common Stock commenced trading on June 25, 1997 to the fiscal year ended September 30, 2000. The peer group index consists of: Ionics, Incorporated; Osmonics, Inc.; and Calgon Carbon Corporation. These corporations are involved in various aspects of the water treatment business. The graph assumes $100 invested on June 25, 1997 in Waterlink and in each of the other indices.

                          TOTAL RETURN TO STOCKHOLDERS
                       (ASSUMES $100 INVESTED ON 6/25/97)
[PERFORMANCE GRAPH]

                                                     WATERLINK INC.                PEER GROUP                    S&P 500
                                                     --------------                ----------                    -------
6/25/97                                                     100                         100                         100
9/30/97                                                  170.46                        94.3                      107.05
9/30/98                                                      25                       54.33                      116.11
9/30/99                                                   23.86                       61.25                      146.41
9/29/00                                                   20.45                       49.43                      165.84

                Total Return Analysis  6/25/97    9/30/97    9/30/98    9/30/99    9/29/00
                Waterlink, Inc.        $100.00    $170.46    $25.00     $23.86     $ 20.45
                Peer Group             $100.00    $94.30     $54.33     $61.25     $ 49.43
                S&P 500                $100.00    $107.05    $116.11    $146.41    $165.84

Source: Carl Thompson Associates www.ctaonline.com (800) 959-9677. Data from
        Bloomberg Financial Markets.

* Total return assumes reinvestment of dividends (none paid by Waterlink)

Note: Companies in indices measured by Market Capitalization

                                 OTHER BUSINESS

     The only business to come before the annual meeting of which management is aware is set forth in this proxy statement. If any other business properly is presented for action, it is intended that discretionary authority to vote the proxies shall be exercised in respect thereof.

                    ANNUAL REPORTS AND FINANCIAL STATEMENTS

     The annual report on Form 10-K of Waterlink for the fiscal year ended September 30, 2000 is being furnished simultaneously herewith. Such report and the financial statements included therein are not to be considered a part of this proxy statement.

     Upon the written request of any stockholder, management will provide, free of charge, a copy of the exhibits to Waterlink's annual report on Form 10-K for the fiscal year ended September 30, 2000. Requests should be directed to Secretary, Waterlink, Inc., 1350 Euclid Avenue, 10th Floor, Cleveland, Ohio 44115. You may also access and read our SEC filings, including exhibits to our annual report on Form 10-K for the fiscal year ended September 30, 2000, through the SEC's Internet site at www.sec.gov. This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

               STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

     Waterlink intends to hold its 2001 annual meeting of stockholders in January 2002. In order for a stockholder proposal to be included in next year's proxy statement, it must be received by the Secretary of Waterlink at its offices, 1350 Euclid Avenue, 10th Floor, Cleveland, Ohio 44115 by August 10, 2001.

     In accordance with recent amendments to Rule 14a-4(c)(1) under the Securities Exchange Act of 1934, as amended, if a stockholder intends to present a proposal at the 2001 annual meeting of stockholders and does not notify Waterlink of such proposal on or before December 1, 2001, then management proxies will be permitted to use their discretionary voting authority to vote on the proposal if the proposal is raised at the 2001 annual meeting of stockholders.

                            EXPENSES OF SOLICITATION

     All expenses relating to the solicitation of proxies will be paid by Waterlink. Solicitation will be made principally by mail, but officers and regular employees may solicit proxies by telephone or personal contact with nominal expense to Waterlink. Waterlink will reimburse brokers, banks, and other nominees who hold common stock in their names for their reasonable expenses in forwarding proxy material to beneficial owners thereof.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE NOMINEES TO THE BOARD NAMED HEREIN.

     ALL STOCKHOLDERS ARE URGED TO MARK, SIGN AND SEND IN THEIR PROXIES WITHOUT DELAY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                                          By Order of the Board of Directors

                                          DONALD A. WEIDIG, Secretary

April 18, 2001

                                   EXHIBIT A

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                WATERLINK, INC.

                                  ORGANIZATION

     This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and Waterlink. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and Waterlink. All committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise.

                              STATEMENT OF POLICY

     The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to Waterlink's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of Waterlink's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors and management of Waterlink. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of Waterlink and the power to retain outside counsel or other experts for this purpose.

                         RESPONSIBILITIES AND PROCESSES

     The primary responsibility of the audit committee is to oversee Waterlink's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing Waterlink's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

     The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

     - The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of Waterlink's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and Waterlink and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of Waterlink's independent auditors, subject to shareholders' approval.

     - The committee shall discuss with the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including Waterlink's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

     - The committee shall review the interim financial statements with management and the independent auditors prior to the filing of Waterlink's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

     The committee shall review with management and the independent auditors the financial statements to be included in Waterlink's Annual Report on Form 10-K, including their judgement about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgements, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

     To facilitate compliance with this charter, record of meetings held and matters reviewed shall be maintained by the chairperson of the committee by completing the Audit Committee Meeting Planner, attached as Exhibit A to this charter.

     This charter has been approved by the board of directors of Waterlink, Inc. as evidenced by the signatures below.

                                          /s/ Robert P. Pinkas
                                          --------------------------------------
                                          Robert P. Pinkas
                                          Director and Chairman of the Board

                                          /s/ Dr. R. Gary Bridge
                                          --------------------------------------
                                          Dr. R. Gary Bridge
                                          Director

                                          /s/ John T. Hackett
                                          --------------------------------------
                                          John T. Hackett
                                          Director

                                          /s/ John R. Miller
                                          --------------------------------------
                                          John R. Miller
                                          Director

                                          /s/ T. Scott King
                                          --------------------------------------
                                          T. Scott King
                                          Director

                                WATERLINK, INC.
                  ANNUAL MEETING OF STOCKHOLDERS, MAY 16, 2001
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby (i) acknowledges receipt of the Notice dated April 18, 2001, of the Annual Meeting (the "Annual Meeting") of Stockholders of Waterlink, Inc. (the "Company") to be held on May 16, 2001, and (ii) constitutes and appoints T. Scott King and Mark E. Brody, or either of them, attorneys and proxies, with full power of substitution, for and in the name, place and stead of the undersigned, to vote as directed below with respect to all shares of Common Stock of the Company standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote, at the Annual Meeting and any adjournment(s) or postponement(s) thereof.

1. ELECTION OF DIRECTORS

[ ] FOR the three nominees listed below            [ ] WITHHOLD AUTHORITY
    (except as marked to the contrary below)           to vote for the nominees listed below
John R. Miller, B. Bruce Cummings and Kenneth Ch'uan-k'ai Leung

        INSTRUCTION: To withhold authority to vote for any individual nominee, mark "FOR the three nominees listed below" appearing above and write that nominee's name on the space provided here:

        ----------------------------------------------------------------

2. IN THEIR DISCRETION WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

                                                     (Continued on Reverse Side)

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE THREE NOMINEES LISTED
ABOVE.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE THREE NOMINEES LISTED ABOVE.

                                            DATED:

                                            ------------------------------------
                                            Signature
                                            ------------------------------------
                                            Signature, if held jointly

                                            PLEASE SIGN EXACTLY AS NAME APPEARS
                                            ON THIS PROXY.
                                            When shares are held by joint
                                            tenants, both should sign. When
                                            signing as attorney, executor,
                                            administrator, trustee or guardian,
                                            please give full title as such. If a
                                            corporation, please sign in full
                                            corporate name by the President or
                                            other authorized officer. If a
                                            Partnership, please sign in
                                            partnership name by authorized
                                            person.

                                            PLEASE MARK, SIGN, DATE AND RETURN
                                            THIS PROXY CARD PROMPTLY USING THE
                                            ENCLOSED ENVELOPE.